================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                 AMENDMENT NO. 1
                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): May 27, 2004

                                ---------------

                            LOGISTICAL SUPPORT, INC.
               (Exact name of registrant as specified in Charter)

               (formerly known as Bikini Team International, Inc.)

             Utah                         000-50222             41-2029935
(State or other jurisdiction of     (Commission File No.)      (IRS Employee
incorporation or organization)                               Identification No.)

                              19734 Dearborn Street
                          Chatsworth, California 91311
                    (Address of Principal Executive Offices)

                                  818-885-0300
                            (Issuer Telephone number)

================================================================================

EXPLANATORY NOTE:

This Form 8-K/A, Amendment No. 1, dated August 13, 2004 relates to the transaction on May 27, 2004 pursuant to which Logistical Support, Inc. (formerly known as Bikini Team International, Inc.) (the "Company") completed the acquisition of certain assets and liabilities of Logistical Support , LLC ("LS") and Hill Aerospace & Defense, LLC ("HAD"). As permitted, the original Form 8-K omitted certain financial statements of LS and HAD required by Form 8-K. This amendment is filed to provide the financial statements of the assets and liabilities transferred by LS and HAD and the financial statements of the Company. This Form 8-K, Amendment No. 1, should be read in conjunction with the Form 10-KSB filed by the Company for the year ended December 31, 2003 in which a more complete description of the Company and the transactions described herein appears.

Item 7.  Financial Statement and Exhibits.

(a)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

         LOGISTICAL SUPPORT, LLC AND HILL AEROSPACE & DEFENSE, LLC

         Auditor's Report................................................................................  F-1
           Combined Balance Sheet as of December 31, 2003 and March 31, 2004 (unaudited).................  F-2
           Combined Statements of Operations for the years ended December 31, 2003 and 2002 and the three months ended March 31, 2004 and 2003 (unaudited)..............................  F-3
           Combined Statement of Members' Interest for the years ended December 31, 2003 and 2002 and the three months ended March 31, 2004 (unaudited)..............................  F-4
           Combined Statements of Cash Flows for the years ended December 31, 2003 and 2002 and the three months ended March 31, 2004 and 2003 (unaudited)..............................  F-5
           Notes to Combined Financial Statements........................................................  F-6


(b)      PRO FORMA FINANCIAL INFORMATION

           Pro forma condensed combined balance sheet of Logistical Support, Inc. (Utah),
               Logistical Support, LLC and Hill Aerospace & Defense, LLC as of March 31, 2004............  F-12
            Pro forma condensed combined statement of operations of Logistical Support, Inc. (Utah),
               Logistical Support, LLC and Hill Aerospace & Defense, LLC as of March 31, 2004............  F-13
            Pro forma condensed combined statement of operations of Logistical Support, Inc. (Utah),
               Logistical Support, LLC and Hill Aerospace & Defense, LLC as of the year ended
               December 31, 2003.........................................................................  F-14
           Notes to the pro forma condensed combined financial statements................................  F-15

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         Logistical Support, Inc.

                                         By: /s/ Bruce Littell
                                            --------------------------
                                                  Bruce Littell
                                             Chief Executive Officer

Dated: August  23, 2004

            LOGISTICAL SUPPORT, LLC AND HILL AEROSPACE & DEFENSE, LLC
                          COMBINED FINANCIAL STATEMENTS
             YEARS ENDED DECEMBER 31, 2003 AND 2002 AND THREE MONTHS
                    ENDED MARCH 31, 2004 AND 2003 (unaudited)



                                    Contents

                                                                                          Page
                                                                                          ----
INDEPENDENT AUDITORS' REPORT:
     Report on Audited Financial Statements                                               F-1

FINANCIAL STATEMENTS:
      Combined Balance Sheet as of December 31, 2003 and March 31, 2004 (unaudited)       F-2
      Combined Statements of Operations for the years ended December 31, 2003
        and 2002 and the three months ended March 31, 2004 and 2003 (unaudited)           F-3
      Combined Statement of Members' Interest for the years ended December 31,
        2003 and 2002 and the three months ended March 31, 2004 (unaudited)               F-4
      Combined Statements of Cash Flows for the years ended December 31, 2003
        and 2002 and the three months ended March 31, 2004 and 2003 (unaudited)           F-5
      Notes to Combined Financial Statements                                              F-6

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



Board of Directors
Logistical Support, LLC
Hill Aerospace and Defense, LLC
Chatsworth, California


We have audited the accompanying combined balance sheets of Logistical Support, LLC and Hill Aerospace and Defense, LLC as of December 31, 2003, and the related combined statements of operations, members' interest and cash flows for each of the two year periods then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Logistical Support, LLC and Hill Aerospace and Defense, LLC as of December 31, 2003, and the results of their operations and their cash flows for each of the two year periods then ended, in conformity with accounting principles generally accepted in the United States of America.


/s/ Stonefield Josephson, Inc.
------------------------------
CERTIFIED PUBLIC ACCOUNTANTS

Santa Monica, California
August 9, 2004

            LOGISTICAL SUPPORT, LLC AND HILL AEROSPACE & DEFENSE, LLC
                             COMBINED BALANCE SHEET


                                                                               DECEMBER                 MARCH
                                                                               31, 2003               31, 2004
                                                                           ------------------      ----------------
                                                                                                     (unaudited)
                       ASSETS

CURRENT ASSETS
     Cash and cash equivalents                                             $         690,129   $           514,696
     Other receivable                                                                 30,000                28,000
     Accounts receivable, net of allowance for doubtful accounts of $0               311,738               351,190
     Inventory                                                                        22,586                22,586
     Contract costs and estimated earnings in excess of billings                   2,150,051             2,537,304
     Other current assets                                                             42,925                16,365
                                                                           ------------------      ----------------
TOTAL CURRENT ASSETS                                                               3,247,429             3,470,141

PROPERTY AND EQUIPMENT, net of accumulated
     depreciation of $76,766 and $84,935 (unaudited)                                  67,188                59,019
                                                                           ------------------      ----------------
TOTAL ASSETS                                                               $       3,314,617   $         3,529,160
                                                                           ==================      ================

           LIABILITIES AND MEMBERS' INTEREST

CURRENT LIABILITIES
     Accounts payable                                                      $       1,887,464   $         1,865,875
     Accrued expenses                                                                152,080               211,847
     Billings in excess of contract costs and estimated earnings                      37,240               368,228
     Lines of credit                                                                       -               147,849
     Notes payable, current portion                                                  106,299               135,435
                                                                           ------------------      ----------------
TOTAL CURRENT LIABILITIES                                                          2,183,083             2,729,234

NOTES PAYABLE, net of current portion                                                 20,885                25,073
OTHER LONG-TERM LIABILITIES                                                           76,670                76,670
                                                                           ------------------      ----------------
TOTAL LIABILITIES                                                                  2,280,638             2,830,977
                                                                           ------------------      ----------------
COMMITMENT AND CONTINGENCIES (Note 9)                                                      -                     -

MEMBERS' INTEREST
     Capital contribution                                                            254,470               254,470
     Due from officers/affiliates                                                   (282,276)             (389,924)
     Retained earnings                                                             1,061,785               833,637
                                                                           ------------------      ----------------
TOTAL MEMBERS' INTEREST                                                            1,033,979               698,183
                                                                           ------------------      ----------------

TOTAL LIABILITIES AND MEMBERS' INTEREST                                    $       3,314,617   $         3,529,160
                                                                           ==================      ================

              The accompanying notes are an integral part of these
                         combined financial statements.

            LOGISTICAL SUPPORT, LLC AND HILL AEROSPACE & DEFENSE, LLC
                        COMBINED STATEMENTS OF OPERATIONS

                                                                   YEARS ENDED                 THREE MONTHS ENDED
                                                          ----------------------------    ----------------------------
                                                             DECEMBER       DECEMBER         MARCH          MARCH
                                                            31, 2003       31, 2002        31, 2004        31, 2003
                                                          -------------  -------------    ------------   -------------
                                                                                           (unaudited)   (unaudited)
SALES
    Contract sales                                        $  5,777,986   $  4,373,445     $ 1,160,173    $  1,269,446
    Product sales                                              216,402        362,744               -          38,645
                                                          -------------  -------------    ------------   -------------
                                                             5,994,388      4,736,189       1,160,173       1,308,091
                                                          -------------  -------------    ------------   -------------
COST OF SALES, INCLUDING RELATED PARTY (SEE NOTE 8)
    Contract sales                                           4,526,782      3,369,305       1,002,559       1,061,714
    Product sales                                               66,105        219,536               -              56
                                                          -------------  -------------    ------------   -------------
                                                             4,592,887      3,588,841       1,002,559       1,061,770
                                                          -------------  -------------    ------------   -------------

GROSS PROFIT                                                 1,401,501      1,147,348         157,614         246,321
                                                          -------------  -------------    ------------   -------------
OPERATING EXPENSES
    General and administrative expenses                        626,756        730,112         293,994         184,734
    Sales and marketing                                        223,050        199,506          72,990          28,265
                                                          -------------  -------------    ------------   -------------
TOTAL OPERATING EXPENSES                                       849,806        929,618         366,984         212,999
                                                          -------------  -------------    ------------   -------------

INCOME (LOSS) FROM OPERATIONS                                  551,695        217,730        (209,370)         33,322
                                                          -------------  -------------    ------------   -------------

OTHER INCOME (EXPENSE)
    Other income                                                73,584        109,508           2,558          10,513
    Interest expense                                           (11,719)       (16,170)         (5,627)         (1,667)
    Other expense                                              (52,516)      (104,078)        (15,709)         (7,416)
                                                          -------------  -------------    ------------   -------------
TOTAL OTHER INCOME (EXPENSE)                                     9,349        (10,740)        (18,778)          1,430
                                                          -------------  -------------    ------------   -------------

NET INCOME (LOSS)                                         $    561,044   $    206,990     $  (228,148)   $     34,752
                                                          =============  =============    ============   =============

            LOGISTICAL SUPPORT, LLC AND HILL AEROSPACE & DEFENSE, LLC
                     COMBINED STATEMENT OF STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                                                       DUE FROM          TOTAL
                                                      CAPITAL         RETAINED        OFFICERS/         MEMBERS'
                                                   CONTRIBUTIONS      EARNINGS        AFFILIATES        INTEREST
                                                   -------------    -----------      ------------      -----------

Balance, December 31, 2001                         $  254,470       $  293,751       $  (193,926)      $  354,295

Advances to officers/affiliates                                                         (345,129)        (345,129)

Net income                                                             206,990                            206,990
                                                   ----------       ----------       -----------       ----------
Balance, December 31, 2002                            254,470          500,741          (539,055)         216,156

Repayments of advances to officers/affiliates                                            256,779          256,779

Net income                                                             561,044                            561,044
                                                   ----------       ----------       -----------       ----------
Balance, December 31, 2003                            254,470        1,061,785          (282,276)       1,033,979

Advances to officers/affiliates (unaudited)                                             (107,648)        (107,648)

Net loss (unaudited)                                                  (228,148)                          (228,148)
                                                   ----------       ----------       -----------       ----------
Balance, March 31, 2004 (unaudited)                $  254,470       $  833,637       $  (389,924)      $  698,183
                                                   ==========       ==========       ===========       ==========





              The accompanying notes are an integral part of these
                         combined financial statements.

                             LOGISTICAL SUPPORT, LLC
                        AND HILL AEROSPACE & DEFENSE, LLC
                        COMBINED STATEMENTS OF CASH FLOWS

                                                                       Years Ended                   Three Months Ended
                                                                --------------------------       ----------------------------
                                                                  December       December           March           March
                                                                 31, 2003      31, 2002            31, 2004       31, 2003
                                                                ------------  ------------       -------------  -------------
                                                                                                 (unaudited)   (unaudited)
CASH FLOW FROM OPERATING ACTIVITIES:
   Net income (loss)                                          $     561,044   $   206,990        $   (228,148)   $   34,752
   Adjustment to reconcile net income (loss) to net cash
     provided by (used in) operating activities:
      Depreciation expense                                           39,302        22,158               8,169         9,764
   Changes in operating assets and liabilities:
     Other receivables                                                6,000             -               2,000             -
     Accounts receivable                                           (226,104)      415,461             (39,452)     (173,482)
     Due from officers/affiliates                                   256,779      (345,129)           (107,648)      118,196
     Inventory                                                            -       (22,586)                  -             -
     Contract costs                                              (1,024,166)     (373,854)            (56,265)     (830,959)
     Other current assets                                           (38,527)      (52,390)             26,560         3,195
     Accounts payable                                             1,267,382        53,892              54,056       735,481
     Accrued expenses                                                40,150        (3,261)             59,767        88,684
     Other long-term liabilities                                          -        76,670                   -             -
                                                              -------------   -----------        ------------    ----------
Net cash provided by (used in) operating activities                 881,860       (22,049)           (280,961)      (14,369)
                                                              -------------   -----------        ------------    ----------

CASH FLOW FROM INVESTING ACTIVITIES:
   Purchase of property and equipment                                  (734)            -                   -             -
                                                              -------------   -----------        ------------    ----------
Net cash used in investing activities                                  (734)            -                   -             -
                                                              -------------   -----------        ------------    ----------

CASH FLOW FROM FINANCING ACTIVITIES:
   Cash overdraft, net                                                                                               33,692
   Proceeds from lines of credit, net                                     -             -             147,849             -
   Payments on notes payable                                       (195,261)      (37,972)            (42,321)      (23,587)
                                                              -------------   -----------        ------------    ----------
Net cash provided by financing activities                          (195,261)      (37,972)            105,528        10,105
                                                              -------------   -----------        ------------    ----------

NET INCREASE (DECREASE) IN CASH AND
   CASH EQUIVALENTS                                                 685,865       (60,021)           (175,433)       (4,264)

CASH AND CASH EQUIVALENTS, Beginning of period                        4,264        64,285             690,129         4,264
                                                              -------------   -----------        ------------    ----------

CASH AND CASH EQUIVALENTS, End of period                      $     690,129   $     4,264        $    514,696    $        -
                                                              =============   ===========        ============    ==========

SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION:

   Interest paid                                              $      11,719   $    16,170      $        5,627  $      1,667
                                                              =============   ===========       =============   ===========
   Income taxes paid                                          $           -   $         -      $            -  $          -
                                                              =============   ===========       =============   ===========

SUPPLEMENTAL NON-CASH INVESTING AND FINANCING ACTIVITIES:

   Issuance of notes payable for accounts payable             $     198,310   $     5,553      $       75,645  $     39,572
                                                              =============   ===========       =============   ===========
   Issuance of notes payable for property and equipment       $           -   $    70,665      $            -  $          -
                                                              =============   ===========       =============   ===========



              The accompanying notes are an integral part of these
                         combined financial statements.

            LOGISTICAL SUPPORT, LLC AND HILL AEROSPACE & DEFENSE, LLC
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002
         AND THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003 (UNAUDITED)


NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

         Organization and Line of Business

         Logistical Support, LLC ("Logistical") is a California limited liability company incorporated on January 29, 1997. Hill Aerospace & Defense, LLC ("Hill") is a California limited liability company incorporated on November 19, 1997. Logistical and Hill are collectively referred to as the Company. The controlling members of Logistical are also the controlling members of Hill. Logistical and Hill share a manufacturing facility located in Chatsworth, California and both companies manufacture and sell military spare parts under government contracts. Their primary customer is the United States Government.

         Combined Financial Statements

         The accompanying combined financial statements include the accounts of Logistical Support, LLC and Hill Aerospace & Defense, LLC. They are presented in a combined format since the controlling members of Logistical are also the controlling members of Hill and both companies are in the same line of business.

         In 2001, the members of both Logistical and Hill decided to enter into an operating agreement that provided for the following:

           o   Logistical manage the delivery of Hill's contracts;
           o Logistical pay all direct labor charges and factory overhead for the delivery of Hill's contracts for which it would be reimbursed; and
           o Logistical would receive a fee equal to 75% of each contract's profits after payment of factory overhead.

         Hill is not actively pursuing business and has no employees. As part of its agreement it reimburses Logistical for its use of the factory.

         The accompanying combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. All inter-company accounts and transactions have been eliminated.

         Interim Financial Statements

         The unaudited financial information furnished herein reflects all adjustments, consisting only of normal recurring adjustments, which in the opinion of management, are necessary to fairly state the Company's combined financial position, the combined results of their operations, and cash flows for the periods presented. The results of operations for the three months ended March 31, 2004 are not necessarily indicative of the results for the entire fiscal year ending December 31, 2004. The accompanying unaudited financial statements are presented in accordance with the requirements for Form 10-QSB and Article 10 of Regulation S-X and Regulation S-B.

         Accordingly, they do not include all the disclosures normally required by generally accepted accounting principles.

         Use of Estimates

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. As of December 31, 2003, the Company used estimates in determining the realization of its accounts receivable and inventory, valuation of contract costs in excess of billings and recognition of revenue based on a percentage of completion. Actual results could differ from these estimates.

         Risks and Uncertainties

         The Company is engaged in supplying aerospace products to the United States military, and is subject to certain business risks specific to that industry. Sales to the government may be affected by changes in procurement policies, budget considerations, changing concepts of national defense, political developments abroad, and other factors.

         The highly competitive market for business and supplying aerospace products is also subject to certain business risks. These risks include timely development and certification of new product offerings, the current state of the general aviation and commuter aircraft markets, and government regulations affecting commuter aircraft.

         Fair Value of Financial Instruments

         For certain of the Company's financial instruments, including cash and cash equivalents, accounts receivable, inventory, contract costs, accounts payable and accrued expenses, the carrying amounts approximate fair value due to their short maturities. The amounts shown for notes payable also approximate fair value because current interest rates and terms offered to the Company for similar debt are substantially the same.

         Cash and Cash Equivalents

         For purposes of the statements of cash flows, the Company defines cash equivalents as all highly liquid debt instruments purchased with a maturity of three months or less, plus all certificates of deposit.

         Concentration of Credit Risk

         Financial instruments, which potentially subject the Company to concentrations of credit risk, consist of cash and cash equivalents and accounts receivables. The Company places its cash with high quality

            LOGISTICAL SUPPORT, LLC AND HILL AEROSPACE & DEFENSE, LLC
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002
         AND THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003 (UNAUDITED)

         financial institutions and at times may exceed the FDIC $100,000 insurance limit. The Company extends credit based on an evaluation of the customer's financial condition, generally without collateral. Exposure to losses on receivables is principally dependent on each customer's financial condition. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses, as required. The Company's principal customer is the United States Government which accounted for 93% and 80% of the Company's sales for the years ended December 31, 2003 and 2002, respectively and 100% (unaudited) and 86% (unaudited) for the three months ended March 31, 2004 and 2003, respectively.

         Inventory

         Inventory consisting principally of parts are stated at the lower of cost or market utilizing the first-in, first-out method or market.

         Contract Costs/Contract Billings

         Contract costs are stated at cost plus estimated profit, but not in excess of realizable value, less amount billed on the contract. The estimated profits on a contract are based on the Company's historical experience fulfilling similar contracts, expected cost of materials and labor, and an allocation of the Company's estimated overhead. The actual results could differ significantly from the Company's estimates and these differences could be material to the Company's financial statements. The Company accounts for the change in estimate in the period of change so that the balance sheet at the end of the period of change and the accounting in subsequent periods are as they would have been if the revised estimate had been the original estimate.

         Property and Equipment

         Property and equipment are stated at cost and are depreciated using the straight-line method over their estimated useful lives of 5-7 years for machinery and equipment, 5 years for automobiles and 5-7 years for office equipment.

         Expenditures for maintenance and repairs are charged to operations as incurred while renewals and betterments are capitalized. Gains and losses on disposals are included in the results of operations.

         Revenue Recognition

         Sales under long-term government contracts are recorded under the percentage of completion method. Incurred costs and estimated gross margins are recorded on sales as work is performed based on the percentage that incurred costs bear to estimated total costs utilizing the Company's estimates of costs and contract value. Cost estimates

            LOGISTICAL SUPPORT, LLC AND HILL AEROSPACE & DEFENSE, LLC
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002
         AND THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003 (UNAUDITED)

         include direct and indirect costs such as labor, materials and factory overhead. Contract change orders and claims are included when they can be reliably estimated and realization is probable. Since many contracts extend over a long period of time, revisions in cost and contract value estimates during the progress of work have the effect of adjusting earnings applicable to performance in prior periods in the current period. When the current contract estimate indicates a loss, provision is made for the total anticipated loss in the current period.

         On a contract by contract basis, the Company presents those contracts where the contract cost plus estimated profit exceeds current billings as a current asset in the accompanying combined balance sheet and presents those contracts where the current billings exceed the contract costs plus estimated profits as a current liability in the accompanying combined balance sheet.

         Revenue from product sales are recognized at the time the products are shipped.

         Shipping and handling charges that are billed to customers are included in gross sales, with the related costs included in cost of sales.

         Impairment of Long-Lived Assets

         SFAS No. 144 requires that long-lived assets to be disposed of by sale, including those of discontinued operations, be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. SFAS No. 144 broadens the reporting of discontinued operations to include all components of an entity with operations that can be distinguished from the rest of the entity and that will be eliminated from the ongoing operations of the entity in a disposal transaction. SFAS No. 144 also establishes a "primary-asset" approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used. The Company has no impairment issues to disclose.

         Income Taxes

         No provision for income taxes has been made for federal or state income taxes as the Company is taxed as a partnership and the taxes are the personal responsibility of the members.

         Comprehensive Loss

         SFAS No. 130, "Reporting Comprehensive Loss," establishes standards for the reporting and display of comprehensive income and its components in the financial statements. For the year ended December 31, 2003 and 2002, the Company does not have items that represented other comprehensive income and, accordingly, has not included in the statement of members' interest the change in comprehensive loss.

         Recently Issued Accounting Pronouncements

         In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" (an interpretation of Accounting Research Bulletin (ARB) No. 51, Consolidated Financial Statements). Interpretation 46 addresses consolidation by business enterprises of entities to which the usual condition of consolidation described in ARB-51 does not apply. The Interpretation changes the criteria by which

            LOGISTICAL SUPPORT, LLC AND HILL AEROSPACE & DEFENSE, LLC
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002
         AND THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003 (UNAUDITED)

         one company includes another entity in its consolidated financial statements. The general requirement to consolidate under ARB-51 is based on the presumption that an enterprise's financial statement should include all of the entities in which it has a controlling financial interest (i.e., majority voting interest). Interpretation 46 requires a variable interest entity to be consolidated by a company that does not have a majority voting interest, but nevertheless, is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. A company that consolidates a variable interest entity is called the primary beneficiary of that entity. In December 2003, the FASB concluded to revise certain elements of FIN 46, primarily to clarify the required accounting for interests in variable interest entities. FIN-46R replaces FIN-46, that was issued in January 2003. FIN-46R exempts certain entities from its requirements and provides for special effective dates for entities that have fully or partially applied FIN-46 as of December 24, 2003. In certain situations, entities have the option of applying or continuing to apply FIN-46 for a short period of time before applying FIN-46R. In general, for all entities that were previously considered special purpose entities, FIN 46 should be applied for registrants who file under Regulation SX in periods ending after March 31, 2004, and for registrants who file under Regulation SB, in periods ending after December 15, 2004. The Company does not expect the adoption to have a material impact on the Company's financial position or results of operations.

         During April 2003, the FASB issued SFAS 149 - "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", effective for contracts entered into or modified after September 30, 2003, except as stated below and for hedging relationships designated after September 30, 2003. In addition, except as stated below, all provisions of this Statement should be applied prospectively. The provisions of this Statement that relate to Statement 133 Implementation Issues that have been effective for fiscal quarters that began prior to June 15, 2003, should continue to be applied in accordance with their respective effective dates. In addition, paragraphs 7(a) and 23(a), which relate to forward purchases or sales of when-issued securities or other securities that do not yet exist, should be applied to both existing contracts and new contracts entered into after September 30, 2003. The adoption of this statement had no impact on the Company's financial statements.

         During May 2003, the FASB issued SFAS 150 - "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity", effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective for public entities at the beginning of the first interim period beginning after June 15, 2003. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a freestanding financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. Some of the provisions of this Statement are consistent with the current definition of liabilities in FASB Concepts Statement No. 6, Elements of Financial Statements. The adoption of this statement had no impact on the Company's financial statements.

         In December 2003, the FASB issued a revised SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits" which replaces the previously issued Statement. The revised Statement

            LOGISTICAL SUPPORT, LLC AND HILL AEROSPACE & DEFENSE, LLC
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002
         AND THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003 (UNAUDITED)

         increases the existing disclosures for defined benefit pension plans and other defined benefit postretirement plans. However, it does not change the measurement or recognition of those plans as required under SFAS No. 87, "Employers' Accounting for Pensions," SFAS No. 88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits," and SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." Specifically, the revised Statement requires companies to provide additional disclosures about pension plan assets, benefit obligations, cash flows, and benefit costs of defined benefit pension plans and other defined benefit postretirement plans. Also, companies are required to provide a breakdown of plan assets by category, such as debt, equity and real estate, and to provide certain expected rates of return and target allocation percentages for these asset categories. The Company has implemented this pronouncement and has concluded that the adoption has no material impact to the financial statements.

         In December 2003, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 104, "Revenue Recognition." SAB 104 supersedes SAB 101, "Revenue Recognition in Financial Statements." SAB 104's primary purpose is to rescind accounting guidance contained in SAB 101 related to multiple element revenue arrangements, superseded as a result of the issuance of EITF 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables." Additionally, SAB 104 rescinds the SEC's Revenue Recognition in Financial Statements Frequently Asked Questions and Answers ("the FAQ") issued with SAB 101 that had been codified in SEC Topic 13, Revenue Recognition. Selected portions of the FAQ have been incorporated into SAB 104. While the wording of SAB 104 has changed to reflect the issuance of EITF 00-21, the revenue recognition principles of SAB 101 remain largely unchanged by the issuance of SAB 104, which was effective upon issuance. The adoption of SAB 104 did not impact the financial statements.


NOTE 2 - OTHER RECEIVABLE

         Other receivable at December 31, 2003 consists of a $30,000 receivable from Coast Metal Craft Inc. as a result of a settlement and mutual release agreement entered into between the two companies. The receivable balance is payable in monthly payments of $1,000 with any balance outstanding due on July 15, 2006.


NOTE 3 - DUE FROM OFFICERS/AFFILIATES

         Due from officers at December 31, 2003 and March 31, 2004 of $248,336 and $315,542 (unaudited) is principally advances made to certain of the Company's executives. These advances are non-interest bearing and are payable upon the demand of the Company.

         Due from affiliates at December 31, 2003 and March 31, 2004 of $33,940 and $75,382 (unaudited) is principally advances made to certain companies that are owned or partially owned by individuals who have a membership interest in the Company. These advances are non-interest bearing and are payable upon the demand of the Company.

            LOGISTICAL SUPPORT, LLC AND HILL AEROSPACE & DEFENSE, LLC
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002
         AND THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003 (UNAUDITED)

Note 4 - Contract Costs

         Contract costs at December 31, 2003 and March 31, 2004 (unaudited) consisted of the following:

                                                                             December 31,     March 31,
                                                                                 2003           2004
                                                                           ---------------  -------------
                                                                                             (unaudited)
                  Contract cost incurred, including estimated profit       $    9,985,854   $   8,698,801
                  Less: amounts billed                                         (7,873,043)     (6,529,725)
                                                                           --------------   -------------
                                                                           $    2,112,811   $   2,169,076
                                                                           ==============   =============

         Contract costs are grouped by those contracts where contract costs exceed billings and where billings exceed contract costs as follows:

                  Contract costs in excess of billings                     $    2,150,051   $   2,537,304
                  Billings in excess of contract costs                            (37,240)       (368,228)
                                                                           --------------   -------------
                                                                           $    2,112,811   $   2,169,076
                                                                           ==============   =============


         The United States Government has title to the assets related to unbilled amounts on contracts that provide for progress payments. Unbilled amounts are primarily recorded on the percentage of completion method and are recoverable from the customer upon shipment of the product, presentation of billings, or completion of the contract.

         During the years ended December 31, 2003 and 2002, there were no significant differences in the Company's estimated profits on contracts as reported in prior year financial statements and the actual results.

NOTE 5 - PROPERTY AND EQUIPMENT

         The cost of property and equipment at December 31, 2003 and March 31, 2004 consisted of the following:

                                                                             DECEMBER 31,     MARCH 31,
                                                                                2003            2004
                                                                           --------------   -------------
                                                                                             (unaudited)
                  Machinery and equipment                                  $       90,016   $      90,016
                  Automobiles                                                      30,779          30,779
                  Office equipment                                                 23,159          23,159
                                                                           --------------   -------------
                                                                                  143,954         143,954
                  Less accumulated depreciation and amortization                  (76,766)        (84,935)
                                                                           --------------   -------------

                                                                           $       67,188   $      59,019
                                                                           ==============   =============

            LOGISTICAL SUPPORT, LLC AND HILL AEROSPACE & DEFENSE, LLC
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002
         AND THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003 (UNAUDITED)

         Depreciation expense for the years ended December 31, 2003 and 2002 was $39,302 and $22,158, respectively, and for the three months ended March 31, 2004 and 2003 was 8,169 (unaudited) and $9,764 (unaudited), respectively.


NOTE 6 - NOTES PAYABLE

         The Company has various notes payable resulting from the conversion of accounts payable and the purchase of property and equipment with interest rates ranging from 7% to 18% that mature from 2004 to 2007.

         Principal payments on these notes payable are as follows:

                  Year ending December 31,
                      2004                                   $   106,299
                      2005                                        12,616
                      2006                                         6,482
                      2007                                         1,787
                                                             -----------

                                                             $   127,184
                                                             ===========

NOTE 7 - RECEIVABLE FINANCING

         On October 23, 2003, the Company entered into a one year agreement with Commerce Funding Corporation for the financing of its receivables. The interest rate on this receivable financing agreement is prime plus 1% and the maximum amount to be advanced under this agreement is $1 million. Commerce has agreed to loan up to 85% of qualifying receivables. At December 31, 2003, the Company had $0 outstanding under this agreement. At March 31, 2004, the Company had $16,987 (unaudited) outstanding under this agreement, which is included in the line of credit on the March 31, 2004 balance sheet.

NOTE 8 - RELATED PARTY TRANSACTIONS

         The Company purchased component parts from an affiliated company in the amount of $159,815 and $0, during the years ended December 31, 2003 and 2002, respectively and $0 (unaudited) and $94,815 (unaudited) for the three months ended March 31, 2004 and 2003, respectively.

            LOGISTICAL SUPPORT, LLC AND HILL AEROSPACE & DEFENSE, LLC
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002
         AND THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003 (UNAUDITED)

NOTE 9 - COMMITMENTS AND CONTINGENCIES

         Litigation

         In December 2003 the Company filed an Arbitration proceeding against one of its major suppliers, Triumph Components-Arizona, Inc., claiming that the supplier defaulted on its performance on purchase orders. Responding to this proceeding the supplier issued a stop work order and refused to return materials supplied to it by the Company.

         On May 19, 2004, the companies have since settled their disputes, the substantive terms of which are as follows:

           o Triumph will return all materials for jobs which it will not be responsible to complete. Any jobs that it has agreed to complete will be done in a timely manner.
           o Triumph will reduce the amount owed to it of approximately $1,463,000 from the Company to $750,000.

         The combined financial statements do not reflect the gain resulting from the reduction of the amounts owed to Triumph. This gain will be recognized in the second quarter of 2004, the period in which the settlement was reached. The Company will reflect the benefit of the settlement which will reduce current liabilities by approximately $484,000 after giving effect to attorney fees which were partially contingent and the additional cost of approximately $180,000 incurred by the Company to complete these contracts. Likewise the Members Interest will increase by the same amount. The costs associated with the takeover of the aforementioned supplier responsibilities by the Company of approximately $180,000 have been provided for and will be netted against the gain to be recognized on the settlement.

         In the ordinary course of business, the Company is generally subject to claims, complaints, and legal actions. At December 31, 2003, management believes that the Company is not a party to any action which would have a material impact on its financial condition, operations, or cash flows.

         Guarantor

         The Company is one of six guarantors that has guaranteed the debt of an affiliated company. At December 31, 2003, the debt of the affiliate company amounted to $320,767. In addition, the holder of the loan has a security interest in all of Hill's assets.

         Other Long-Term Liabilities

         Other long-term liabilities consists of a provision for parts and materials related to completed contracts.

         Leases

         The Company leases a 14,600 square foot office building in Chatsworth, California under an operating lease agreement that expires in May 2007. The lease provides for current monthly lease payments of $9,780 increasing over the term of the lease. In addition, the Company also leases certain office equipment and an automobile under non-cancelable operating leases.

         Future minimum lease payments applicable to non-cancelable operating leases as of December 31, 2003, are as follows:

                                                                   Operating
                                                                     Leases
                                                                   ---------
                   Year ending December 31,
                        2004                                     $    137,562
                        2005                                          131,224
                        2006                                          132,822
                        2007                                           58,276
                                                                 ------------

                   Net Minimum Lease Payments                    $    459,884
                                                                 ============


         The Company incurred rent expense of $116,729 and $128,992 for the years ended December 31, 2003 and 2002, respectively and $35,641 (unaudited) and $30,990 (unaudited) for the three months ended March 31, 2004 and 2003, respectively.

NOTE 10 - SUBSEQUENT EVENTS

         On February 10, 2004, the Company entered into an agreement for the financing of its purchase orders with MFR Funding Group, LLC. The amount owed to MFR for the quarter ending March 31, 2004 was $130,862 (unaudited) which is included in the line of credit on the March 31, 2004 balance sheet. MFR is currently reviewing additional financing requests.

         On May 27, 2004, Logistical and Hill entered into a Share Exchange Agreement with Bikini Team International, Inc. ("Bikini"), a publicly traded company, which set forth the terms and conditions of the exchange of all the membership interests of Logistical and Hill for an aggregate of 63,200,000 shares of Bikini common stock, par value $0.001 per share and warrants to purchase 20,997,574 shares of Bikini common stock. The warrants have an exercise price of $0.20 and expire on February 28, 2009. Pursuant to the Exchange Agreement, Bikini, Logistical and Hill agreed, inter alia, to elect Mr. Harry Lebovitz and Mr. Bruce Littell to the board of directors of Bikini upon the closing of the transaction. After the closing the members of Logistical and Hill will own approximately 99.7% (before exercise of the warrants) of the outstanding shares of Bikini common stock.

         In connection with the transaction with Bikini, the Company entered into an agreement with GCH Capital, Ltd. ("GCH") whereby GCH will attempt to sell up to 10,000,000 of the Company's shares for $0.20 per shares. GCH will be paid a fee of $320,000 from the proceeds of the offering, be issued 1,200,000 shares of the Company's common stock and be issued a warrant to purchase 1,000,000 share of the Company's common stock for $0.20 per share.

                      BIKINI TEAM INTERNATIONAL, INC. AND
            LOGISTICAL SUPPORT, LLC AND HILL AEROSPACE & DEFENSE, LLC
                             COMBINED BALANCE SHEET
                                 MARCH 31, 2004

                                    CONTENTS


                                                                           Page
                                                                           ----

FINANCIAL STATEMENTS
     Combined Balance Sheet as of March 31, 2004 (unaudited)               F-12
     Combined Statements of Operations for the three months
       ended March 31, 2004 (unaudited)                                    F-13
     Combined Statements of Operations for the year ended
       December 31, 2003 (unaudited)                                       F-14
     Notes to Combined Financial Statements (unaudited)                    F-15

                      BIKINI TEAM INTERNATIONAL, INC. AND
            LOGISTICAL SUPPORT, LLC AND HILL AEROSPACE & DEFENSE, LLC
                             COMBINED BALANCE SHEET
                                 MARCH 31, 2004
                                  (unaudited)

                                                        BIKINI        LOGISTICAL        ADJUSTMENTS     PRO FORMA
                                                      ------------   ------------     --------------   ------------
   ASSETS

CURRENT ASSETS
    Cash and cash equivalents                         $        265   $     514,696    $                $    514,961
    Other receivable                                                        28,000                           28,000
    Accounts receivable, net                                               351,190                          351,190
    Inventory                                                               22,586                           22,586
    Contract costs in excess of billings                                 2,537,304                        2,537,304
    Other current assets                                                    16,365                           16,365

                                                      ------------   -------------    --------------   -------------
TOTAL CURRENT ASSETS                                           265       3,470,141                -       3,470,406

PROPERTY AND EQUIPMENT, net                                                 59,019                           59,019

                                                      ------------   -------------    --------------   ------------
TOTAL ASSETS                                          $        265   $   3,529,160    $           -    $  3,529,425
                                                      ============   =============    ==============   ============

            LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
    Accounts payable                                  $      3,589   $   1,865,875    $                $  1,869,464
    Accrued expenses                                        23,288         211,847                          235,135
    Billings in excess of contract costs                                   368,228                          368,228
    Lines of credit                                                        147,849                          147,849
    Notes payable, current portion                                         135,435                          135,435
                                                      ------------   -------------    --------------   ------------
TOTAL CURRENT LIABILITIES                                   26,877       2,729,234                -       2,756,111

NOTES PAYABLE, net of current portion                                       25,073                           25,073
OTHER LONG-TERM LIABILITIES                                                 76,670                           76,670
                                                      ------------   -------------    --------------   ------------
TOTAL LIABILITIES                                           26,877       2,830,977                -       2,857,854
                                                      ------------   -------------    --------------   ------------

COMMITMENT AND CONTINGENCIES                                     -               -                -               -

STOCKHOLDERS' EQUITY                                                                                              -
    Preferred stock                                             50                                               50
    Common Stock                                               800                 a         63,145          63,945
    Capital contribution                                                   254,470 a       (254,470)              -
    Due from officers/affiliates                                          (389,924)                        (389,924)
    Additional paid in capital                              54,305                 a        109,558         163,863
    Retained earnings                                      (81,767)        833,637 a         81,767         833,637
                                                      ------------   -------------    --------------   ------------
TOTAL MEMBERS' INTEREST                                    (26,612)        698,183               -          671,571
                                                      ------------   -------------    --------------   ------------

TOTAL LIABILITIES AND MEMBERS' INTEREST               $        265   $   3,529,160    $           -    $  3,529,425
                                                      ============   =============    ==============   ============

       See accompanying notes to combined pro forma financial statements.

                      BIKINI TEAM INTERNATIONAL, INC. AND
     LOGISTICAL SUPPORT, LLC AND HILL AEROSPACE & DEFENSE, LLC (LOGISTICAL)
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 2004

                                                       BIKINI        LOGISTICAL       ADJUSTMENTS      PRO FORMA
                                                    ------------   -------------    --------------   ------------
SALES
    Contract sales                                  $              $   1,160,173    $                $  1,160,173
    Product sales                                                              -                                -
                                                    ------------   -------------    --------------   ------------
                                                               -       1,160,173                 -      1,160,173
                                                    ------------   -------------    --------------   ------------
COST OF SALES
    Contract sales                                                     1,002,559                        1,002,559
    Product sales                                                              -                                -
                                                    ------------   -------------    --------------   ------------
                                                               -       1,002,559                 -      1,002,559
                                                    ------------   -------------    --------------   ------------

GROSS PROFIT                                                   -         157,614                 -        157,614
                                                    ------------   -------------    --------------   ------------
OPERATING EXPENSES
    General and administrative expenses                    3,935         293,994                          297,929
    Sales and marketing                                                   72,990                           72,990
                                                    ------------   -------------    --------------   ------------

TOTAL OPERATING EXPENSES                                   3,935         366,984                 -        370,919
                                                    ------------   -------------    --------------   ------------

INCOME (LOSS) FROM OPERATIONS                             (3,935)       (209,370)                -       (213,305)
                                                    ------------   -------------    --------------   ------------
OTHER INCOME (EXPENSE)
    Other income                                                           2,558                            2,558
    Interest expense                                                      (5,627)                          (5,627)
    Other expense                                                        (15,709)                         (15,709)
                                                    ------------   -------------    --------------   ------------

 TOTAL OTHER INCOME (EXPENSE)                                  -         (18,778)                -        (18,778)
                                                    ------------   -------------    --------------   ------------

NET LOSS                                            $     (3,935)  $    (228,148)  $             -   $   (232,083)
                                                    ============   =============    ==============   ============

NET LOSS PER COMMON SHARE - BASIC AND DILUTED       $      (0.00)                                    $      (0.00)
                                                    ============                                     ============
WEIGHTED AVERAGE COMMON SHARES
    OUTSTANDING - BASIC AND DILUTED                      800,000                                       63,945,000
                                                    ============                                     ============


        See accompanying notes to combined pro forma financial statements

                      BIKINI TEAM INTERNATIONAL, INC. AND
           LOGISTICAL SUPPORT, LLC AND HILL AEROSPACE & DEFENSE, LLC
                        COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2003
                                  (unaudited)

                                                                BIKINI        LOGISTICAL       ADJUSTMENTS      PRO FORMA
                                                             ------------   -------------    --------------   ------------
SALES
    Contract sales                                           $              $   5,777,986    $                $  5,777,986
    Product sales                                                                 216,402                          216,402
                                                             ------------   -------------    --------------   ------------
                                                                        -       5,994,388                 -      5,994,388
                                                             ------------   -------------    --------------   ------------
COST OF SALES
    Contract sales                                                              4,526,782                        4,526,782
    Product sales                                                                  66,105                           66,105
                                                             ------------   -------------    --------------   ------------
                                                                        -       4,592,887                 -      4,592,887
                                                             ------------   -------------    --------------   ------------

GROSS PROFIT (LOSS)                                                     -       1,401,501                 -      1,401,501
                                                             ------------   -------------    --------------   ------------
OPERATING EXPENSES
    General and administrative expenses                            11,887         626,756                          638,643
    Sales and marketing                                                           223,050                          223,050
                                                             ------------   -------------    --------------   ------------
TOTAL OPERATING EXPENSES                                           11,887         849,806                 -        861,693
                                                             ------------   -------------    --------------   ------------

INCOME (LOSS) FROM OPERATIONS                                     (11,887)        551,695                 -        539,808
                                                             ------------   -------------    --------------   ------------
OTHER INCOME (EXPENSE)
    Other income                                                                   73,584                           73,584
    Interest expense                                                              (11,719)                         (11,719)
    Other expense                                                                 (52,516)                         (52,516)
                                                             ------------   -------------    --------------   ------------
TOTAL OTHER INCOME (EXPENSE)                                            -           9,349                 -          9,349
                                                             ------------   -------------    --------------   ------------

NET INCOME (LOSS)                                            $    (11,887)  $     561,044    $            -   $    549,157
                                                             ============   =============    ==============   ============

NET INCOME (LOSS) PER COMMON SHARE - BASIC AND DILUTED       $      (0.01)                                    $       0.01
                                                             ============                                     ============

WEIGHTED AVERAGE COMMON SHARES
    OUTSTANDING - BASIC AND DILUTED                               800,000                                       63,945,000
                                                             ============                                     ============



        See accompanying notes to combined pro forma financial statements

                       BIKINI TEAM INTERNATIONAL, INC, AND
            LOGISTICAL SUPPORT, LLC AND HILL AEROSPACE & DEFENSE, LLC
                 NOTES TO PRO FORM COMBINED FINANCIAL STATEMENTS



NOTE 1 - BASIS OF PRESENTATION

The accompanying pro forma combined balance sheet presents the accounts of Bikini Team International, Inc, ("Bikini") and Logistical Support, LLC and Hill Aerospace & Defense, LLC (collectively "Logistical") as if the acquisition of Logistical by Bikini occurred on March 31, 2004. The accompanying pro forma combined statements of operations present the accounts of Bikini and Logistical for the year ended December 31, 2003 and the three months ended March 31, 2004 as if the acquisition occurred on January 1, 2003. For accounting purposes, the transaction is being accounted for as a reverse merger as Logistical is deemed to be the accounting acquirer.

The following adjustments would be required if the acquisition occurred as indicated above:

a. To adjust stockholders' equity to reflect the transaction being accounted for as a reverse merger.